EXHIBIT 99.1

CONTACT:	ICR, Inc.
Rachel Schacter/Allison Malkin
203-682-8200

FINAL

MOVADO GROUP, INC. ANNOUNCES FOURTH QUARTER
AND FISCAL YEAR 2020 RESULTS

~ Fiscal Year 2020 Net Sales Increased 3.1% to $701.0 Million ~
~ Fiscal Year 2020 Operating Income of $43.0 Million; Adjusted Operating Income of $50.0 Million ~
~ Fiscal Year 2020 Earnings Per Share of $1.83; Fiscal Year 2020 Adjusted Earnings Per Share of $1.57, includes a 26.4% Effective Tax Rate ~
~ Discontinues Quarterly Dividend Pending Clarity on COVID-19 ~

Paramus, NJ – March 26, 2020 -- Movado Group, Inc. (NYSE: MOV) today announced fourth quarter and fiscal year 2020 results for the periods ended January 31, 2020.

Efraim Grinberg, Chairman and Chief Executive Officer, stated, “In a period of unprecedented times where COVID-19 has affected communities around the world, we’re focused on the health of our associates, customers and business partners. We have temporarily closed all of our stores and asked office workers around the world to work from home, with the exception of Asia which recently reopened. Due to the increasing uncertainty related to the potential impacts of COVID-19, we are not providing an annual outlook at this time.”

Mr Grinberg continued, “In the near term, we are reducing costs and allocating our resources to maximize financial flexibility and allow us to navigate through a difficult environment. We’re fortunate to have balance sheet strength with approximately $190 million in cash as of March 25, 2020 after giving effect to a recent draw down of $30 million on our credit facility. We have decided to discontinue our regular quarterly dividend with an expectation to resume the dividend when business conditions warrant it. We believe that our powerful portfolio of brands, and talented and passionate team that is focused on bringing to market innovative assortments will serve us well when conditions stabilize. Overall, we believe we are well positioned to navigate these challenging times.”

Non-GAAP Items (See attached table for GAAP and Non-GAAP measures)
Fourth quarter fiscal 2020 results of operations included the following charges and benefits:
•
Operating expenses include a $0.7 million pre-tax charge, or $0.6 million after tax, representing $0.03 per diluted share, associated with the amortization of acquired intangible assets related to the acquisition of Olivia Burton;

•
$1.0 million pre-tax charge, or $0.8 million after tax, representing $0.03 per diluted share, associated with the amortization of acquired intangible assets and deferred compensation related to the acquisition of MVMT; and

•
Other non-operating income includes a favorable $1.7 million pre-tax benefit, or $1.3 million after tax, representing $0.06 per diluted share, associated with the remeasurement of the contingent consideration liability associated with the MVMT acquisition.

Fourth quarter fiscal 2019 results of operations included the following charges and benefits:
•	a $2.4 million pre-tax charge, or $2.5 million after tax, representing $0.10 per diluted share, associated with the integration and acquisition of MVMT;
•	$0.7 million pre-tax charge, or $0.6 million after tax, representing $0.02 per diluted share, associated with the amortization of acquired intangible assets related to Olivia Burton;
•	a favorable $0.3 million pre-tax change in estimate, or $0.2 million after tax, representing $0.01 per diluted share, associated with the Company’s cost savings initiatives; and
•	a $4.4 million tax benefit, or $0.18 per diluted share, related to the Tax Cuts and Jobs Act (“2017 Tax Act”) as well as certain discrete foreign tax items.

Fourth Quarter Fiscal 2020 Results (See attached table for GAAP and non-GAAP measures)
•
Net sales decreased 4.2% to $191.0 million compared to $199.4 million in the fourth quarter of fiscal 2019. Net sales on a constant dollar basis decreased 3.8% compared to net sales in the fourth quarter of fiscal 2019.

•
Gross profit was $100.6 million, or 52.7% of net sales, compared to $110.6 million, or 55.5% of net sales in the same period last year. Adjusted gross profit for the fourth quarter of fiscal 2019, which excludes a $0.4 million adjustment associated with the amortization of acquisition accounting adjustments related to the MVMT acquisition, was $111.1 million, or 55.7% of net sales. The decrease in adjusted gross margin percentage was primarily the result of unfavorable foreign currency exchange rates, unfavorable changes in channel and product mix, tariff headwinds as well as decreased leverage on fixed costs due to decreased sales.

•
Operating expenses increased to $94.0 million in the fourth quarter of fiscal 2020 from $93.5 million in the fourth quarter last year. Adjusted operating expenses for the fourth quarter of fiscal 2020 were $92.3 million excluding $1.0 million of expenses related to the amortization of MVMT’s intangible assets and deferred compensation arrangements and $0.7 million of expenses associated with the amortization of acquired intangible assets related to Olivia Burton. Adjusted operating expenses for the fourth quarter of fiscal 2019 were $91.1 million, which excludes $2.0 million of expenses related to the integration and acquisition of MVMT and $0.7 million of expenses associated with the amortization of acquired intangible assets related to Olivia Burton, partially offset by a $0.3 million change in estimate associated with the Company’s cost savings initiatives. The increase in adjusted operating expenses was primarily due to higher marketing expenses including expenses related to MVMT for customer acquisition and brand awareness and an increase in payroll and rent related expenses associated with the opening of new company stores retail locations and operating expenses related to the Company’s new joint ventures in Spain and Australia, partially offset by a decrease in performance based compensation.

•
Operating income in the fourth quarter of fiscal 2020 was $6.6 million compared to operating income of $17.1 million in the prior year period. Adjusted operating income for the fourth quarter of fiscal 2020 was $8.3 million, which excludes $1.0 million of expenses related to the amortization of MVMT’s intangible assets and deferred compensation arrangements and $0.7 million of expenses associated with the amortization of acquired intangible assets related to Olivia Burton. Adjusted operating income for the fourth quarter of fiscal 2019 was $19.9 million, which excludes $2.4 million of expenses related to the integration and acquisition of MVMT and $0.7 million of expenses associated with the amortization of acquired intangible assets related to Olivia Burton, partially offset by a $0.3 million change in estimate associated with the Company’s cost savings initiatives.

•
The tax provision was $4.6 million in the fourth quarter of fiscal 2020 compared to a tax benefit of $0.5 million in the fourth quarter of fiscal 2019. Based on adjusted pre-tax income, the adjusted tax provision was $4.5 million or an adjusted tax rate of 56.0% as compared to an adjusted tax provision of $3.9 million or an adjusted tax rate of 19.9% in the fourth quarter of fiscal 2019. The increase in the adjusted effective tax rate is primarily due to a limitation on a portion of foreign tax credits as it relates to the GILTI tax as a result of the mix of jurisdictional earnings.

•
Net income was $3.5 million, or $0.15 per diluted share, compared to net income of $17.4 million, or $0.74, for the same period in the prior year. Adjusted net income in the fourth quarter of fiscal 2020 was $3.5 million, or $0.15 per diluted share, which excludes a $1.3 million benefit associated with the remeasurement of the contingent consideration liability associated with the MVMT acquisition, net of tax, partially offset by $0.8 million related to the MVMT acquisition, net of tax, and $0.6 million of amortization related to the acquisition of Olivia Burton, net of tax. This compares to adjusted net income in the fourth quarter of fiscal 2019 of $15.9 million, or $0.67 per diluted share, which excludes a $4.4 million benefit related to the 2017 Tax Act and certain discrete foreign tax items and a $0.2 million change in estimate related to the Company’s cost savings initiatives, net of tax, partially offset by $2.5 million related to the MVMT acquisition, net of tax, and $0.6 million of amortization related to the acquisition of Olivia Burton, net of tax.

Full Year Fiscal 2020 Results (See attached table for GAAP and Non-GAAP measures)
•	Net sales increased 3.1% to $701.0 million compared to net sales of $679.6 million in fiscal 2019. Net sales on a constant dollar basis increased 4.9% compared to net sales in fiscal 2019.
•
Gross profit was $374.9 million, or 53.5% of net sales, compared to gross profit of $369.4 million, or 54.4% of net sales, in the prior year. Adjusted gross profit for fiscal 2020 was $375.0 million, or 53.5% of net sales, excluding $0.1 million in amortization of acquisition accounting adjustments related to the MVMT acquisition. Adjusted gross profit for fiscal 2019 was $369.9 million, or 54.4% of net sales, excluding $0.6 million in amortization of acquisition accounting adjustments related to the MVMT acquisition. The decrease in the adjusted gross margin percentage from last year was primarily the result of unfavorable foreign currency exchange rates, unfavorable changes in channel and product mix and tariff headwinds, partially offset by increased leverage on fixed costs due to increased sales.

•
Operating expenses were $331.9 million in fiscal 2020 compared to operating expenses of $307.2 million in the prior year. For fiscal 2020, adjusted operating expenses were $325.0 million, which excludes $4.4 million in expenses related to the amortization of MVMT’s intangible assets and deferred compensation arrangements and $2.8 million of amortization related to the acquisition of Olivia Burton, partially offset by a $0.3 million change in estimate related to the Company’s cost savings initiatives. For fiscal 2019, adjusted operating expenses were $290.7 million, which excludes $13.8 million in expenses related to the integration and acquisition of MVMT and $2.9 million of amortization related to the acquisition of Olivia Burton, partially offset by a $0.3 million change in estimate related to the Company’s cost savings initiatives. The increase in adjusted operating expenses was primarily the result of higher marketing expenses including expenses related to MVMT since the date of the acquisition, operating expenses related to the Company’s new joint ventures in Spain and Australia, increased payroll and rent related expenses associated with the opening of new company stores retail locations, the acquisition of MVMT and the expansion of one of the Company’s distribution centers, partially offset by a decrease in performance based compensation.

•
Operating income for fiscal 2020 was $43.0 million as compared to operating income of $62.2 million for fiscal 2019. Adjusted operating income for fiscal 2020 was $50.0 million, which excludes $4.6 million in expenses related to the amortization of MVMT’s intangible assets and deferred compensation arrangements and certain accounting adjustments and $2.8 million of amortization related to the acquisition of Olivia Burton, partially offset by a $0.3 million change in estimate related to the Company’s cost savings initiatives. This compares to adjusted operating income for fiscal 2019 of $79.2 million, which excludes $14.4 million in expenses related to the integration and acquisition of MVMT and $2.9 million of amortization related to the acquisition of Olivia Burton, partially offset by a $0.3 million change in estimate related to the Company’s cost savings initiatives.

•
The tax provision was $15.1 million in fiscal 2020 compared to $0.2 million in fiscal 2019. Based upon adjusted pre-tax income, the adjusted effective tax rate for fiscal 2020 was 26.4% as compared to the adjusted effective tax rate of 19.9% in fiscal 2019.

•
Net income was $42.7 million, or $1.83 per diluted share, for fiscal 2020 compared to net income of $61.6 million, or $2.61 per diluted share, for the prior year. Adjusted net income in fiscal 2020 was $36.5 million or $1.57 per diluted share, which excludes $3.5 million in expenses related to the amortization of MVMT’s intangible assets and deferred compensation arrangements and certain accounting adjustments, net of tax, and $2.3 million of amortization related to the acquisition of Olivia Burton, net of tax, partially offset by a a gain of $11.7 million associated with the remeasurement of the contingent consideration liability associated with the MVMT acquisition, net of tax, and $0.2 million change in estimate related to the Company’s cost savings initiatives, net of tax. Adjusted net income in fiscal 2019 was $63.1 million or $2.67 per diluted share, which excludes the $12.0 million tax benefit related to the 2017 Tax Act and certain discrete foreign tax items, $11.4 million in expenses related to the integration and acquisition of MVMT, net of tax, and $2.4 million of amortization related to the acquisition of Olivia Burton, net of tax, partially offset by a $0.2 million change in estimate related to the Company’s cost savings initiatives, net of tax.

Fiscal 2021 Outlook and COVID-19 Update
Given the rapidly changing environment with COVID-19, the Company is refraining from providing fiscal 2021 guidance. The Company expects the COVID-19 pandemic to negatively impact its business, results of operations, and financial position; however, the related financial impact cannot be reasonably estimated at this time.

The Company is taking a number of proactive measures to increase its financial flexibility during this period of uncertainty, including strategic cost reductions across all functional areas and borrowing an additional $30 million on its revolving credit facility in March 2020. The Company’s strong balance sheet, with approximately $190 million of cash as of March 25, 2020, will help it navigate the current unprecedented situation. Additionally, the Company maintains strong, long-term relationships with its vendors, landlords and banking partners.

Quarterly Dividend and Share Repurchase Program
In light of the uncertainty caused by the COVID-19 pandemic, the Company’s Board of Directors discontinued the regular quarterly dividend until further notice. The Company remains committed to paying a dividend over the long-term and it would seek to resume a dividend when appropriate following stabilization in the environment.

During fiscal 2020 the Company repurchased approximately 131,000 shares under its share repurchase program. As of January 31, 2020, the Company had $36.4 million remaining under the $50.0 million share repurchase authorization. However, the Company’s Board of Directors has determined to suspend share repurchases until further notice.

Conference Call
The Company’s management will host a conference call and audio webcast to discuss its results today, March 26th, at 9:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 407-0784.  Additionally, a live webcast of the call can be accessed at www.movadogroup.com. The webcast will be archived on the Company’s website approximately one hour after the conclusion of the call. Additionally, a telephonic re-play of the call will be available from 12:00 p.m. ET on March 26, 2020 until 11:59 p.m. ET on April 2, 2020 and can be accessed by dialing 844-512-2921 and entering replay pin number 13699996.

Movado Group, Inc. designs, sources, and distributes MOVADO®, MVMT®, OLIVIA BURTON®, EBEL®, CONCORD®, COACH®, TOMMY HILFIGER®, HUGO BOSS®, LACOSTE®, SCUDERIA FERRARI®, REBECCA MINKOFF® and URI MINKOFF® watches worldwide, and operates Movado company stores in the United States and Canada.

In this release, the Company presents certain financial measures that are not calculated according to generally accepted accounting principles in the United States (“GAAP”). Specifically, the Company is presenting adjusted gross profit, adjusted gross margin, adjusted operating expenses and adjusted operating income, which are gross profit, gross margin, operating expenses and operating income, respectively, under GAAP, adjusted to eliminate the expenses and amortization of acquisition accounting adjustments related to the Olivia Burton acquisition, integration and acquisition costs as well as the amortization of acquisition accounting adjustments related to MVMT and charges for the Company’s cost savings initiatives. The Company is also presenting adjusted tax provision, which is the tax provision under GAAP, adjusted to eliminate the impact of tax benefits related to the 2017 Tax Act as well as other tax benefit of foreign tax items, charges for the Olivia Burton and MVMT acquisitions, and the Company’s cost savings initiatives. The Company believes these adjusted measures are useful because they give investors information about the Company’s financial performance without the effect of certain items that the Company believes are not characteristic of its usual operations. The Company is also presenting adjusted net income, adjusted earnings per share and adjusted effective tax rate, which are net income, earnings per share and effective tax rate, respectively, under GAAP, adjusted to eliminate the after-tax impact of tax benefits related to the 2017 Tax Act as well as other tax benefit of foreign tax items, amortization of acquisition accounting adjustments and other charges related to the Olivia Burton and MVMT acquisitions, and the Company’s cost savings initiatives. The Company believes that adjusted net income, adjusted earnings per share and adjusted effective tax rate are useful measures of performance because they give investors information about the Company’s financial performance without the effect of certain items that the Company believes are not characteristic of its usual operations. Additionally, the Company is presenting constant currency information to provide a framework to assess how its business performed excluding the effects of foreign currency exchange rate fluctuations in the current period. Comparisons of financial results on a constant dollar basis are calculated by translating each foreign currency at the same U.S. dollar exchange rate as in effect for the prior-year period for both periods being compared. The Company believes this information is useful to investors to facilitate comparisons of operating results. These non-GAAP financial measures are designed to complement the GAAP financial information presented in this release. The non-GAAP financial measures presented should not be considered in isolation from or as a substitute for the comparable GAAP financial measures, and the methods of their calculation may differ substantially from similarly titled measures used by other companies.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as “expects,” “anticipates,” “believes,” “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “will,” “should” and variations of such words and similar expressions. Similarly, statements in this press release that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements and levels of future dividends to differ materially from those expressed in, or implied by, these statements. These risks and uncertainties may include, but are not limited to general economic and business conditions which may impact disposable income of consumers in the United States and the other significant markets (including Europe) where the Company’s products are sold, uncertainty regarding such economic and business conditions, trends in consumer debt levels and bad debt write-offs, general uncertainty related to possible terrorist attacks, natural disasters, pandemics, including the effect of COVID-19 and other diseases on travel and traffic in our retail stores and wholesale business, the stability of the European Union (including the impact of the United Kingdom’s process to exit from the European Union), the stability of the United Kingdom after its exit from the European Union, and defaults on or downgrades of sovereign debt and the impact of any of those events on consumer spending, changes in consumer preferences and popularity of particular designs, new product development and introduction, decrease in mall traffic and increase in e-commerce, the ability of the Company to successfully implement its business strategies, competitive products and pricing, the impact of “smart” watches and other wearable tech products on the traditional watch market, seasonality, availability of alternative sources of supply in the case of the loss of any significant supplier or any supplier’s inability to fulfill the Company’s orders, the loss of or curtailed sales to significant customers, the Company’s dependence on key employees and officers, the ability to successfully integrate the operations of acquired businesses without disruption to other business activities, the possible impairment of acquired intangible assets including goodwill if the carrying value of any reporting unit were to exceed its fair value, volatility in reported earnings resulting from changes in the estimated fair value of contingent acquisition consideration, the continuation of the company’s major warehouse and distribution centers, the continuation of licensing arrangements with third parties, losses possible from pending or future litigation, the ability to secure and protect trademarks, patents and other intellectual property rights, the ability to lease new stores on suitable terms in desired markets and to complete construction on a timely basis, the ability of the Company to successfully manage its expenses on a continuing basis, information systems failure or breaches of network security, the continued availability to the Company of financing and credit on favorable terms, business disruptions, and general risks associated with doing business outside the United States including, without limitation, import duties, tariffs (including retaliatory tariffs), quotas, political and economic stability, changes to existing laws or regulations, and success of hedging strategies with respect to currency exchange rate fluctuations, and the other factors discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated with the passage of time. The Company assumes no duty to update its forward looking statements and this release shall not be construed to indicate the assumption by the Company of any duty to update its outlook in the future.

(Tables to follow)

MOVADO GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 31,		January 31,
	2020	2019	2020	2019

Net sales	$190,983	$199,376	$700,966	$679,567

Cost of sales	90,375	88,740	326,077	310,209

Gross profit	100,608	110,636	374,889	369,358

Operating expenses	94,005	93,545	331,898	307,161

Operating income	6,603	17,091	42,991	62,197

Non-operating income/(expense):
Change in contingent consideration	1,729	-	15,356	-
Interest expense	(241)	(241)	(930)	(771)
Interest income	23	49	86	307

Income before income taxes	8,114	16,899	57,503	61,733

Provision/(Benefit) for income taxes	4,581	(495)	15,124	162

Net income	3,533	17,394	42,379	61,571

Less: Net income (loss) attributable to noncontrolling interests	29	(53)	(320)	(53)

Net income attributable to Movado Group, Inc.	$3,504	$17,447	$42,699	$61,624

Diluted Income Per Share Information
Net income attributable to Movado Group, Inc.	$0.15	$0.74	$1.83	$2.61

Weighted diluted average shares outstanding	23,272	23,532	23,297	23,600

MOVADO GROUP, INC.
GAAP AND NON-GAAP MEASURES
(In thousands, except for percentage data)
(Unaudited)

	As Reported
	Three Months Ended
	January 31,		% Change

	2020	2019

Total net sales, as reported	$190,983	$199,376	-4.2%
Total net sales, constant dollar basis	$191,703	$199,376	-3.8%

	As Reported
	Twelve Months Ended
	January 31,		% Change

	2020	2019

Total net sales, as reported	$700,966	$679,567	3.1%
Total net sales, constant dollar basis	$713,095	$679,567	4.9%

MOVADO GROUP, INC.
GAAP AND NON-GAAP MEASURES
(In thousands, except per share data)
(Unaudited)

	Net Sales	Gross Profit	Operating Income	Pre-tax Income	Provision/(Benefit) for Income Taxes	Net Income Attributable to Movado Group, Inc.	Diluted EPS
Three Months Ended January 31, 2020
As Reported (GAAP)	$190,983	$100,608	$6,603	$8,114	$4,581	$3,504	$0.15
Olivia Burton Costs (1)	-	-	709	709	134	575	0.03
MVMT Costs (2)	-	-	1,028	1,028	247	781	0.03
Change In Contingent Consideration (3)	-	-	-	(1,729)	(415)	(1,314)	(0.06)
Adjusted Results (Non-GAAP)	$190,983	$100,608	$8,340	$8,122	$4,547	$3,546	$0.15

Three Months Ended January 31, 2019
As Reported (GAAP)	$199,376	$110,636	$17,091	$16,899	$(495)	$17,447	$0.74
Olivia Burton Costs (1)	-	-	716	716	136	580	0.02
Cost Savings Initiatives (4)	-	-	(281)	(281)	(61)	(220)	(0.01)
MVMT Costs (5)	-	420	2,409	2,409	(46)	2,455	0.10
Other Tax Items (6)	-	-	-	-	4,398	(4,398)	(0.18)
Adjusted Results (Non-GAAP)	$199,376	$111,056	$19,935	$19,743	$3,932	$15,864	$0.67

	Net Sales	Gross Profit	Operating Income	Pre-tax Income	Provision/(Benefit) for Income Taxes	Net Income Attributable to Movado Group, Inc.	Diluted EPS
Twelve Months Ended January 31, 2020
As Reported (GAAP)	$700,966	$374,889	$42,991	$57,503	$15,124	$42,699	$1.83
Olivia Burton Costs (1)	-	-	2,787	2,787	529	2,258	0.10
MVMT Costs (2)	-	140	4,562	4,562	1,095	3,467	0.15
Change In Contingent Consideration (3)	-	-	-	(15,356)	(3,685)	(11,671)	(0.50)
Cost Savings Initiatives (4)	-	-	(320)	(320)	(77)	(243)	(0.01)
Adjusted Results (Non-GAAP)	$700,966	$375,029	$50,020	$49,176	$12,986	$36,510	$1.57

Twelve Months Ended January 31, 2019
As Reported (GAAP)	$679,567	$369,358	$62,197	$61,733	$162	$61,624	$2.61
Olivia Burton Costs (1)	-	-	2,908	2,908	552	2,356	$0.10
Cost Savings Initiatives (4)	-	-	(281)	(281)	(61)	(220)	$(0.01)
MVMT Costs (5)	-	560	14,354	14,354	2,964	11,390	$0.48
Other Tax Items (6)	-	-	-	-	12,031	(12,031)	$(0.51)
Adjusted Results (Non-GAAP)	$679,567	$369,918	$79,178	$78,714	$15,648	$63,119	$2.67

(1)	Related to the amortization of acquired intangible assets for Olivia Burton.
(2)	Related to the amortization of acquired intangible assets, accounting adjustments and deferred compensation of MVMT.
(3)	Remeasurement of contingent consideration liability.
(4)	Change in estimate in Fiscal 2020 and Fiscal 2019 for severance and occupancy expenses.
(5)	Related to acquisition costs, amortization of acquired intangible assets and accounting adjustments of MVMT.
(6)	Related to the impact of the 2017 Tax Act as well as tax benefit of other foreign tax items.

MOVADO GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31,	January 31,
	2020	2019
ASSETS

Cash and cash equivalents	$185,872	$189,911
Trade receivables, net	78,388	84,026
Inventories	171,406	165,311
Other current assets	28,888	28,898
Total current assets	464,554	468,146

Property, plant and equipment, net	29,238	26,067
Operating lease right-of-use assets	89,523	-
Deferred and non-current income taxes	25,403	24,503
Goodwill	136,366	136,033
Other intangibles, net	42,359	48,183
Other non-current assets	59,865	56,769
Total assets	$847,308	$759,701

LIABILITIES AND EQUITY

Accounts payable	$35,488	$38,650
Accrued liabilities	44,210	44,429
Accrued payroll and benefits	6,302	18,773
Current operating lease liabilities	15,083	-
Income taxes payable	8,217	10,831
Total current liabilities	109,300	112,683

Loans payable to bank, non current	51,910	50,280
Deferred and non-current income taxes payable	25,419	29,242
Non-current operating lease liabilities	81,877	-
Other non-current liabilities	48,393	67,120

Redeemable noncontrolling interest	3,165	3,721

Shareholders' equity	526,537	496,655

Noncontrolling interest	707	-
Total equity	527,244	496,655

Total liabilities, redeemable noncontrolling interest and equity	$847,308	$759,701

MOVADO GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended
	January 31,
	2020	2019
Cash flows from operating activities:
Net income	$42,699	$61,624
Change in contingent consideration	(15,356)	-
Depreciation and amortization	16,381	14,165
Other non-cash adjustments	15,617	(7,818)
Changes in working capital	(25,380)	16,309
Changes in non-current assets and liabilities	(1,891)	1,890
Net cash (used in)/provided by operating activities	32,070	86,170

Cash flows from investing activities:
Capital expenditures	(12,713)	(10,635)
Acquisitions, net of cash acquired	(639)	(97,882)
Proceeds from assets held for sale	240	-
Trademarks and other intangibles	(255)	(492)
Net cash used in investing activities	(13,367)	(109,009)

Cash flows from financing activities:
Proceeds from bank borrowings	-	50,296
Repayments of bank borrowings	-	(25,000)
Dividends paid	(18,400)	(18,469)
Stock repurchase	(4,199)	(7,418)
Stock awards and options exercised and other changes	(1,266)	4,968
Debt issuance costs	-	(689)
Net cash (used in)/provided by financing activities	(23,865)	3,688

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	1,141	(5,801)
Net change in cash, cash equivalents, and restricted cash	(4,021)	(24,952)
Cash, cash equivalents, and restricted cash at beginning of period	190,459	215,411

Cash, cash equivalents, and restricted cash at end of period	$186,438	$190,459

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$185,872	$189,911
Restricted cash included in other non-current assets	566	548
Cash, cash equivalents, and restricted cash	$186,438	$190,459